                                   EXHIBIT (j)

Consent of Ernst & Young LLP, Independent Auditors



         We consent to the references to our firm under the captions "Financial Highlights" in the prospectus and "Custodian and Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 14 to Registration Statement No. 33-7788 on Form N-1A of our report dated December 10, 1998 on the financial statements and financial highlights included in the October 31, 1998 Annual Report to Shareholders of Ocean State Tax Exempt Fund (the portfolio of VLC Trust).


                                           /s/ ERNST & YOUNG LLP

                                           ERNST & YOUNG LLP

Boston, Massachusetts
February 18, 1999








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